Exhibit 99.1

Tidewater Inc. 842 West Sam Houston Parkway North, Suite 400 Houston, TX 77024, USA +1.713.470.5300

Tidewater announces the all-cash acquisition of wilson Sons ultratug OFFSHORE

HOUSTON, February 22, 2026 - Tidewater Inc. (NYSE: TDW) (“Tidewater”) today announced that it has entered into a definitive agreement to acquire all of the outstanding shares of Wilson Sons Ultratug Participações S.A. and its affiliate Atlantic Offshore Services S.A. (collectively, “WSUT”) at an enterprise value of approximately $500 million, including the assumption of WSUT’s existing debt (the “Transaction”).

Strategic Rationale

•	Strengthens Tidewater’s OSV position: WSUT’s fleet consists of 22 PSVs; pro forma for the Transaction, Tidewater will own a fleet of 213 OSVs, bringing Tidewater’s total global fleet size to 231 vessels, including crew boats, tug boats and maintenance vessels

•	Enhances Tidewater’s Brazilian presence: Expands Tidewater’s current fleet of 6 vessels in Brazil to a total of 28, providing meaningful scale and the operational capability required to support the continued growth of the Brazilian offshore energy market

•	Establishes Tidewater as one of the main providers of Brazilian-built PSVs: 19 of WSUT’s fleet of PSVs are Brazilian-built, establishing Tidewater as one of the main providers of Brazilian-built PSVs; Brazilian-built vessels receive priority to operate in Brazil

•	Brazilian-built fleet provides REB tonnage rights: WSUT’s fleet of Brazilian-built vessels would enable Tidewater to import international-flagged vessels into Brazil under the Brazilian Special Registry (“REB”)

•	Significant backlog coverage with contract roll over opportunity: WSUT’s fleet delivers approximately $441 million of existing backlog, with many contracts currently on day rates materially lower than current market day rates, providing for expected significant earnings and free cash flow uplift as contracts roll over

•	Delivers immediate financial accretion: The Transaction is expected to deliver meaningful accretion to both 2026E and 2027E earnings and free cash flow per share

•	Includes built-in, low-cost financing: Tidewater intends to novate WSUT’s low-cost, long-duration amortizing debt providing a significant cost of capital advantage and built-in financing

Quintin Kneen, Tidewater’s President and Chief Executive Officer, commented, “The agreement to acquire WSUT marks yet another important milestone in the continued evolution of Tidewater. The Brazilian offshore vessel market is one of the largest and most compelling in the world and the addition of WSUT to the Tidewater fleet will enhance our presence in the country. WSUT has an excellent reputation as both a shipowner and ship operator, with a fleet that is among the most impressive worldwide today. As of today, 21 of WSUT’s 22 vessels are active and working in Brazil, allowing Tidewater to commercialize this new asset base.

“As we’ve surveyed the world and evaluated different regions, Brazil stands out as perhaps the most attractive to Tidewater. The scale of the offshore industry in Brazil, and in particular the offshore vessel industry, is one of the best in the world and we believe the long-term fundamentals for this market are highly favorable. WSUT presents a unique opportunity to enter Brazil in scale with a fleet that is almost 90% Brazilian-built. This provides Tidewater two distinct benefits: first, the attractiveness of these vessels in local commercial tendering processes and, second, the opportunity to utilize the REB capacity afforded by WSUT’s fleet with Tidewater’s international tonnage to pursue opportunities in Brazil and enjoy the same status as a Brazilian-built vessel. Considering the long-term supply and demand for offshore vessels in Brazil, as well as the potential to introduce international tonnage, this transaction provides Tidewater with a compelling opportunity to capitalize on these dynamics.

“Assuming the transaction closes at the end of the second quarter, we expect the WSUT business to generate approximately $220 million of revenue and generate a gross margin of approximately 58% over the first twelve months. In addition, we would expect to incur approximately $14 million of annual G&A expense.”

Kneen continued, “Following the successful refinancing transactions executed during the third quarter of 2025 and now the WSUT acquisition, we have executed a series of steps that have positioned Tidewater as one of the world’s leading OSV operators with what we believe to be the strongest balance sheet in the industry. Pro forma for an estimated June 30, 2026 closing of the Transaction, we will have a net leverage ratio below 1.0x which, when combined with substantial near-term free cash generation, will provide for continued flexibility to pursue additional capital deployment opportunities.”

Transaction Terms

Under the terms of the Transaction, Tidewater will acquire all of the outstanding shares of WSUT for cash consideration to be funded from cash on hand. It is also anticipated that WSUT’s existing debt of approximately $261 million (as of September 30, 2025) provided by BNDES and Banco do Brasil will be rolled over as part of the Transaction.

The Transaction was unanimously approved by Tidewater’s Board of Directors and is expected to close late in the second quarter of 2026, subject to required regulatory approvals and other customary closing conditions including approval from the Brazilian Antitrust Authority (CADE).

Advisors

Piper Sandler & Co. is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP and Machado, Meyer, Sendacz e Opice Advogados are serving as legal counsel to Tidewater.

Conference Call Information

In connection with the announcement of this Transaction, Tidewater management will host a conference call on February 23, 2026 at 8:00 am Central Time during which it will provide additional comments on the Transaction. Investors and interested parties may listen to the conference call via telephone by calling +1.800.715.9871 if calling from the U.S. or Canada (+1.647.932.3411 if calling from outside the U.S.) and provide Access Code: 8745688 prior to the scheduled start time. A live webcast of the call will also be available in the Investor Relations section of Tidewater’s website at investor.tdw.com.

About Tidewater

Tidewater owns and operates one of the largest fleets of offshore support vessels in the industry, with more than 65 years of experience supporting offshore energy exploration, production, generation and offshore wind activities worldwide.

Forward-Looking Statements

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Tidewater notes that certain statements set forth in this press release contain certain forward-looking statements which reflect our current view with respect to future events and future financial performance. Forward-looking statements are all statements other than statements of historical fact including, without limitation, statements about the expected timing for closing the Transaction, the parties’ ability to complete the Transaction, the expected benefits of the Transaction, projected financial information (including the updated 2026 guidance) and future opportunities. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of Tidewater, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. These risks and uncertainties include, without limitation: satisfaction of the conditions to closing the Transaction; uncertainties as to the timing to consummate the Transaction; the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated by the parties; failure to obtain consents or waivers from the relevant third parties; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; the effects of disruption to our and WSUT’s respective businesses; the effects of industry, market, economic, political or regulatory conditions outside of the parties’ control; transaction costs; our ability to achieve the benefits from the Transaction, including the anticipated cash flow generation and customer relationships; our ability to promptly, efficiently and effectively integrate the WSUT vessels into our own operations; unknown liabilities; and the diversion of management time on Transaction-related issues. Other important factors that could cause actual results to differ materially from those in the forward-looking statements include: fluctuations in worldwide energy demand and oil and gas prices; fleet additions by competitors and industry overcapacity; limited capital resources available to replenish our asset base as needed, including through acquisitions or vessel construction, and to fund our capital expenditure needs; uncertainty of global financial market conditions and potential constraints in accessing capital or credit if and when needed with favorable terms, if at all; changes in decisions and capital spending by customers based on industry expectations for offshore exploration, field development and production; consolidation of our customer base; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; rapid technological changes; delays and other problems associated with vessel maintenance; the continued availability of qualified personnel and our ability to attract and retain them; the operating risks normally incident to our lines of business, including the potential impact of liquidated counterparties; our ability to comply with covenants in our indentures and other debt instruments; acts of terrorism and piracy; the impact of regional or global public health crises or pandemics; the impact of potential information technology, cybersecurity or data security breaches; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; natural disasters or significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced; risks associated with our international operations, including local content, local currency or similar requirements especially in higher political risk countries where we operate; interest rate and foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; retention of skilled workers; enforcement of laws related to the environment, labor and foreign corrupt practices; global concern, regulation and scrutiny regarding climate change; increased stockholder activism; the potential liability for remedial actions or assessments under existing or future environmental regulations or litigation; the effects of asserted and unasserted claims and the extent of available insurance coverage; the resolution of pending legal proceedings; and other risks and uncertainties detailed in our most recent Form 10-K, Form 10-Qs and Form 8-Ks filed with or furnished to the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, actual results or outcomes may vary materially from those reflected in our forward-looking statements. Investors should also carefully consider the risk factors described in detail in Tidewater’s most recent Form 10-K, most recent Form 10-Q, and in similar sections of other filings made by Tidewater with the SEC from time to time. Tidewater’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, Tidewater expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this press release to reflect any change in Tidewater’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements and written and oral forward-looking statements attributable to Tidewater or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports filed by Tidewater with the SEC.

Contacts

Tidewater Inc.

West Gotcher

Senior Vice President,

Strategy, Corporate Development and Investor Relations

+1.713.470.5285

SOURCE: Tidewater Inc.